EXHIBIT 21.1

Name of the entity	Jurisdiction
Cognizant Technology Solutions Corporation	USA
Cognizant Technology Solutions U.S. Corporation	USA
Cognizant Technology Solutions Canada, Inc.	Canada
Cognizant Technology Solutions s.r.o	Czech Republic
Cognizant Technology Solutions Asia Pacific Pte Ltd.	Singapore
Cognizant Technology Solutions GmbH	Germany
Cognizant Technology Solutions Australia Pty Ltd.	Australia
Cognizant Technology Solutions Ireland Limited	Ireland
Cognizant Technology Solutions India Pvt. Limited	India
Cognizant Technology Solutions Ltd.	Mauritius
Cognizant (Mauritius) Development Limited	Mauritius
Cognizant Technology Solutions A.G.	Switzerland
CSS Investment LLC	USA
Cognizant Technology Solutions Overseas Corporation	USA
Cognizant Technology Solutions (Netherlands) B.V.	The Netherlands
Cognizant Technology Solutions Benelux B.V.	The Netherlands
Cognizant Technology Solutions B.V.	The Netherlands
Cognizant Technology Solutions Italia, S.p.A.	Italy
Cognizant Technology Solutions (Shanghai) Co., Ltd.	China
Cognizant Technology Solutions France S.A.	France
Ygyan Consulting Private Ltd.	India
Ygyan Consulting Private SDN BHD	Malaysia
Cognizant Technology Solutions Belgium S.A.	Belgium
Cognizant Technology Solutions Norway A.S.	Norway
Cognizant Technology Solutions Sweden AB	Sweden
Cognizant Technology Solutions Hong Kong Ltd.	Hong Kong
Cognizant Serviços de Tecnologia e Software do Brasil S/A.	Brazil
Cognizant Technology Solutions de Mexico SA.	Mexico
Aimnet Solutions, Inc.	USA
Cognizant Technology Solutions Argentina S.R.L.	Argentina
Cognizant Technology Solutions Denmark ApS	Denmark
Cognizant Technology Solutions Philippines, Inc.	The Philippines
Cognizant Technology Solutions South Africa (Pty) Ltd.	South Africa
Cognizant Technology Solutions UK Limited	United Kingdom
marketRx, Inc.	USA
marketRx, India Private Limited	India
marketRx, Pty Limited	Australia
marketRx, Inc. (UK) Limited	United Kingdom
Cognizant India Pvt. Ltd.	India
Cognizant Technology Solutions Spain SL	Spain
CogDev Solutions AB	Sweden
Cognizant Technology Solutions (Thailand) Co., Ltd.	Thailand
Cognizant Japan KK	Japan
Cognizant (Mauritius) Ltd.	Mauritius
Cognizant Technology Solutions Hungary Kft	Hungary
Cognizant Technology Solutions Holdings LLC	USA
Cognizant Technology Solutions Austira GmbH	Austria
Cognizant Technology Solutions Finland Oy	Finland
Cognizant Technology Solutions Luxembourg S.A.	Luxembourg
Cognizant Technology Solutions New Zealand Limited	New Zealand
Cognizant Technology Solutions Slovakia, s.r.o.	Slovakia

Name of the entity	Jurisdiction
PIPC Inc.	USA
PIPC Pty. Ltd.	Australia
PIPC Global Holding Company Limited	United Kingdom
PIPC (UK) Limited	United Kingdom
PIPC (Hong Kong) Limited	Hong Kong
PIPC (New Zealand) Limited	New Zealand
PIPC Pte Limited	Singapore
Cognizant Technology Services Private Limited	India
Cognizant Technology Solutions Jersey Limited	Jersey
CogDev Malaysia SDN BHD	Malaysia
Cognizant Technology Solutions Isle of Man Limited	Isle of Man
Cognizant Technology Solutions Services, LLC	USA
Cognizant Technology Solutions Americas Corporation	USA
Cognizant Global Services Private Limited	India
Cognizant Technology Solutions Poland sp. z o.o.	Poland
Cognizant Technology Solutions Portugal, Unipessoal LDA	Portugal
Cognizant Technology Solutions Saudi LLC	Saudi Arabia
Cognizant Technology Solutions (T&T) Limited	Trinidad & Tobago
Cognizant Technology Solutions Global Services Limited	United Kingdom
Cognizant Technology Solutions Cyprus Limited	Cyprus